Exhibit 99.1
Press Release
Astellas and Vir Biotechnology Announce Global Strategic Collaboration to Advance PSMA-targeting PRO-XTEN® Dual-masked T-Cell Engager VIR-5500 for the Treatment of Prostate Cancer
- Astellas and Vir Biotechnology to co-develop and co-commercialize VIR-5500 through a sharing of expenses and revenues -
- Astellas to lead commercialization of VIR-5500 in the U.S. with Vir Biotechnology retaining option to co-promote, and Astellas will obtain exclusive rights to commercialize VIR-5500 ex-U.S. -
- Vir Biotechnology will receive $335M in upfront and near-term milestone payments, will split U.S. profit/loss equally with Astellas (50/50), and is eligible to receive up to an additional $1.37B in development, regulatory and sales milestones, along with tiered, double-digit royalties on ex-U.S. net sales -
- Vir Biotechnology to host conference call today at 2:30 p.m. PT / 5:30 p.m. ET -
TOKYO and SAN FRANCISCO, February 23, 2026 Astellas Pharma Inc. (TSE: 4503, President and CEO: Naoki Okamura, “Astellas”) and Vir Biotechnology, Inc. (Nasdaq: VIR) today announced they have entered into a global strategic collaboration to advance VIR-5500, an investigational PRO-XTEN® dual-masked CD3 T-cell engager (TCE) targeting PSMA for the treatment of prostate cancer. The collaboration aims to accelerate the development of VIR-5500 and further strengthen Astellas’ oncology pipeline and prostate cancer leadership.
Adam Pearson, Chief Strategy Officer, Astellas
“Astellas is proud to have helped 1.5 million patients with prostate cancer, and we are dedicated to expanding our impact as part of our R&D strategy. Our deep expertise in this disease area, combined with a growing immuno-oncology (IO) pipeline of biologics, including T-cell engagers, uniquely positions us to help advance VIR-5500, a potentially best-in-class T-cell engager for prostate cancer. This strategic collaboration allows Astellas and Vir Biotechnology to combine our expertise and reaffirms our commitment to improving the lives of people with prostate cancer.”
Marianne De Backer, M.Sc., Ph.D., MBA, Chief Executive Officer, Vir Biotechnology
“Astellas is an ideal collaborator for the VIR-5500 program given the company’s successful track record advancing therapies across the treatment continuum, building blockbuster franchises and delivering value to patients through strategic development alliances with other biotech partners. This collaboration will enable more rapid advancement of VIR-5500 to potentially benefit more people living with prostate cancer. We believe this collaboration reflects confidence in our PRO-XTEN® platform, which has broad potential across multiple solid tumor indications.”
Despite recent advances in treatment, prostate cancer, especially metastatic castration-resistant prostate cancer (mCRPC), remains an aggressive and difficult cancer to treat; mCRPC has a 5-year survival rate of approximately 30%.i Patients who progress to mCRPC develop therapeutic resistance and currently have limited treatment options.

VIR-5500 is a potential best-in-class dual-masked Prostate-Specific Membrane Antigen (PSMA)-targeting TCE and is currently in Phase 1 development for people with advanced, metastatic prostate cancer (NCT05997615). VIR-5500 combines a bispecific PSMA and CD3 binding TCE with the PRO-XTEN® masking technology, which is designed to keep the TCEs masked (or inactive) until they reach the tumor microenvironment, reducing off-target effects and improving the therapeutic index.
Under the terms of the agreement, Vir Biotechnology will receive $335 million in upfront and near-term payments, including $240 million in cash, $75 million in equity investment at a 50% premium,ii and a near-term $20 million milestone. Global development costs for VIR-5500 will be shared, with Astellas responsible for 60% and Vir Biotechnology responsible for 40% of all costs. Vir Biotechnology will continue the ongoing Phase 1 trial, until responsibility is transitioned to Astellas, after which Astellas will be responsible for all development activities. In the U.S., Vir Biotechnology will have the option to co-promote VIR-5500 with Astellas, and profit/loss will be shared equally. Outside the U.S., Astellas will be exclusively responsible for commercialization of VIR-5500. In addition, Vir Biotechnology is eligible to receive up to $1.37 billion in development, regulatory and sales milestones, along with tiered, double-digit royalties on ex-U.S. net sales. Under the terms of Vir Biotechnology's licensing agreement with Sanofi, a portion of certain collaboration proceeds will be shared with Sanofi.
Lazard acted as Vir Biotechnology’s exclusive financial advisor. Closing of the transaction is contingent on customary closing conditions, including clearance under the Hart-Scott-Rodino (HSR) Act.
Vir Biotechnology Conference Call
Vir Biotechnology will host its fourth quarter and full year 2025 financial results conference call at 2:30 p.m. PT / 5:30 p.m. ET today, when members of the executive team and Dr. de Bono will share the updated VIR-5500 Phase 1 data that is also being presented at the 2026 ASCO Genitourinary Cancers Symposium on February 26. A live webcast will be available at https://investors.vir.bio and will be archived for 30 days.
About Astellas
Astellas is a global life sciences company committed to turning innovative science into VALUE for patients. We provide transformative therapies in disease areas that include oncology, ophthalmology, urology, immunology and women's health. Through our research and development programs, we are pioneering new healthcare solutions for diseases with high unmet medical need. Learn more at www.astellas.com.
About Vir Biotechnology, Inc.
Vir Biotechnology, Inc. is a clinical-stage biopharmaceutical company focused on powering the immune system to transform lives by discovering and developing medicines for serious infectious diseases and cancer. Its clinical-stage portfolio includes programs for chronic hepatitis delta and multiple PRO-XTEN® dual-masked T-cell engagersiii across validated targets in solid tumor indications. Vir Biotechnology also has a preclinical portfolio of programs across a range of infectious diseases and oncologic malignancies. Vir Biotechnology routinely posts information that may be important to investors on its website.
Footnotes:
iHuo, Xingyue et al. “Predicting Survival in Metastatic Castration-Resistant Prostate Cancer Patients: Development of a Prognostic Nomogram.” Studies in health technology and informatics vol. 323 (2025): 164-168. doi:10.3233/SHTI250070 ii50% premium to the 30 day volume weighted average share price as of February 19, 2026
iiiVir Biotechnology retains exclusive rights to the PRO-XTEN® masking platform for oncology and infectious disease. PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company.

Astellas Cautionary Notes
In this press release, statements made with respect to current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Astellas. These statements are based on management’s current assumptions and beliefs in light of the information currently available to it and involve known and unknown risks and uncertainties. A number of factors could cause actual results to differ materially from those discussed in the forward-looking statements. Such factors include, but are not limited to: (i) changes in general economic conditions and in laws and regulations, relating to pharmaceutical markets, (ii) currency exchange rate fluctuations, (iii) delays in new product launches, (iv) the inability of Astellas to market existing and new products effectively, (v) the inability of Astellas to continue to effectively research and develop products accepted by customers in highly competitive markets, and (vi) infringements of Astellas’ intellectual property rights by third parties. Information about pharmaceutical products (including products currently in development) which is included in this press release is not intended to constitute an advertisement or medical advice.

Vir Biotechnology Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “should,” “could,” “may,” “might,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the therapeutic potential of the combination of VIR-5500 to treat prostate cancer (including mCRPC) and Vir Biotechnology’s belief that it can be a best-in-class PSMA-targeting TCE; Vir Biotechnology’s clinical development plans and expectations for VIR-5500, including protocols for and enrollment into ongoing and planned clinical studies, target endpoints and data readouts; Vir Biotechnology’s immediate and potential future financial and other obligations under the agreement and collaboration with Astellas, as well as Vir Biotechnology’s ability to realize the benefits; Vir Biotechnology’s belief that Astellas is an ideal collaborator (given Astellas’ successful track record advancing therapies across the treatment continuum, building blockbuster franchises and delivering value through strategic development alliances) and that the agreement will enable faster and broader advancement of VIR-5500 to potentially benefit more people living with prostate cancer; the timing of the anticipated closing of the transaction with Astellas, including receipt of any necessary regulatory clearances; Vir Biotechnology’s strategy and plans; and any assumptions underlying any of the foregoing. Many factors may cause differences between current expectations and actual results, including, without limitation: unexpected safety or efficacy data or results observed during clinical studies or in data readouts, including the occurrence of adverse safety events; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies, some of whom may be competitors of Vir Biotechnology or otherwise have divergent interests, and uncertainty as to whether the benefits of Vir Biotechnology’s various collaborations can ultimately be achieved; challenges in accessing manufacturing capacity; clinical site activation rates or clinical enrollment rates that are lower than expected; the timing and outcome of Vir Biotechnology’s planned interactions with regulatory authorities, as well as general difficulties in obtaining any necessary regulatory approvals; successful development and/or commercialization of alternative product candidates by Vir Biotechnology’s competitors, as well as changes in expected or existing competition; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical studies may not be indicative of full results or results from later stage or larger scale clinical studies and do not ensure regulatory approval. The actual results may vary from the anticipated results, and the variations may be material. You are cautioned not to place undue reliance on any scientific data presented or these forward-looking statements, which are based on Vir Biotechnology’s available information, expectations and assumptions as of the date of this press release. Other factors that may cause Vir Biotechnology’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir Biotechnology’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir Biotechnology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts for inquiries or additional information:
Astellas Pharma Inc.
Lisa Qu
R&D Communications
+1 (443) 467-0614
Lisa.qu@astellas.com

Corporate Communications
+81-3-3244-3201
Vir Biotechnology
Media Contact
Caren Scannell
Director, Communications
cscannell@vir.bio

Investor Contact
Kiki Patel, PharmD
Head of Investor Relations
kpatel@vir.bio